UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

September 23, 2011

Date of Report (Date of earliest event reported)

ATMOS ENERGY CORPORATION

(Exact Name of Registrant as Specified in its Charter)

TEXAS AND VIRGINIA	1-10042	75-1743247
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1800 THREE LINCOLN CENTRE, 5430 LBJ FREEWAY, DALLAS, TEXAS		75240
(Address of Principal Executive Offices)		(Zip Code)

(972) 934-9227

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)	In recognition of the continuing transition of duties and responsibilities from Robert W. Best, Executive Chairman of the Board of Atmos Energy Corporation (the “Company”), to Kim R. Cocklin, President and Chief Executive Officer of the Company, the Human Resources Committee of the Board of Directors (the “HR Committee”) performed a current review of their compensation packages. The transition from Mr. Best to Mr. Cocklin as Chief Executive Officer of the Company commenced on October 1, 2010, upon the appointment of Messrs. Best and Cocklin to their respective current positions. The HR Committee reviewed data prepared by its independent compensation consultant with respect to the appropriate compensation for both executive officer positions based on the amounts and types of compensation for similar positions provided by the companies in the Company’s proxy peer group of natural gas service providers.

As a result of the HR Committee’s review and upon its recommendation, on September 24, 2011, the Board of Directors approved adjustments in compensation for Messrs. Best and Cocklin, with all adjustments effective October 1, 2011. First, the annual base salary for Mr. Best will be reduced to $510,000 from $750,000 and the annual base salary for Mr. Cocklin will be increased to $850,000 from $750,000. In addition, the incentive awards at the target level for fiscal 2012 for both Messrs. Best and Cocklin under the Company’s Annual Incentive Plan for Management (“Incentive Plan”) will be adjusted to 90% from 80% of their base salaries. Finally, the long-range incentive target for fiscal 2012 under the Company’s 1998 Long-Term Incentive Plan (“LTIP”) for Mr. Best will remain at 150% of his salary range midpoint while such target for Mr. Cocklin will increase to 200% from 150% of his salary range midpoint. The terms of the Incentive Plan and the LTIP are contained in Appendix B and Appendix A, respectively, to the Company’s proxy statement for the 2011 annual meeting of shareholders, which was filed with the Securities and Exchange Commission on December 28, 2010. Like all other executive officers of the Company, Messrs. Best and Cocklin are “at will” employees of the Company and therefore do not have employment agreements with the Company.

Item 8.01.	Other Information.

On September 28, 2011, Atmos Energy Corporation (the “Company”) announced that its Board of Directors had authorized the Company to repurchase up to five million shares of its common stock over a five year period. The repurchase program is primarily intended to minimize the dilutive effect of equity grants under the Company’s various benefit related incentive compensation plans. A press release announcing the repurchase program was issued, is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

99.1    News Release dated September 28, 2011

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ATMOS ENERGY CORPORATION
(Registrant)

DATE: September 28, 2011	By:	/s/ LOUIS P. GREGORY
Louis P. Gregory
Senior Vice President and General Counsel

INDEX TO EXHIBITS

Exhibit Number	Description

99.1	News Release dated September 28, 2011